UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2019

MACY'S, INC.

7 West Seventh Street, Cincinnati, Ohio 45202 (513) 579-7000

- and -

151 West 34th Street, New York, New York 10001 (212) 494-1602

Delaware	1-13536	13-3324058
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share	M	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 1.01.	Entry into a Material Definitive Agreement

On May 9, 2019, Macy’s, Inc. (“Macy’s”) and its wholly owned subsidiary, Macy’s Retail Holdings, Inc. (“MRHI”), entered into a Credit Agreement dated as of May 9, 2019 (the “Credit Agreement”) among Macy’s, MRHI, the lenders party thereto and Bank of America, N.A., as administrative agent, and Merrill Lynch, Pierce, Fenner & Smith, Incorporated, Credit Suisse Loan Funding LLC, Fifth Third Bank, U.S. Bank National Association and Wells Fargo Securities, LLC, as joint bookrunners and lead arrangers.  The Credit Agreement provides MRHI, as borrower, with unsecured revolving credit in an aggregate amount not to exceed $1.5 billion outstanding at any time, including a $400 million sublimit for the issuance of letters of credit.  The revolving credit commitments provided for in the Credit Agreement are scheduled to expire on May 9, 2024, subject to up to two one-year extensions that may be requested by MRHI and agreed to by the lenders.  The Credit Agreement replaces the Credit Agreement dated as of May 6, 2016, which provided unsecured revolving credit to MHRI in an aggregate amount not to exceed $1.5 billion outstanding at any time and was scheduled to expire on May 6, 2021.

Under the Credit Agreement, Macy’s will be required to maintain (1) a ratio of total indebtedness to consolidated EBITDA of no more than 3.75 to 1.00 and (2) a ratio of consolidated EBITDA to consolidated net interest expense of no less than 3.25 to 1.00, in each case as calculated at the end of each fiscal quarter for the four fiscal quarters then most recently ended in accordance with the provisions of the Credit Agreement.

The Credit Agreement also contains covenants that provide for, among other things, limitations on subsidiary indebtedness, liens, fundamental changes, and sale/leaseback transactions.

In connection with the execution of the Credit Agreement, Macy’s, MRHI and Bank of America, N.A., as administrative agent, entered into a Guarantee Agreement on May 9, 2019 (the “Guarantee Agreement”) whereby Macy’s agreed to guarantee the obligations of MRHI under the Credit Agreement.

The foregoing is qualified in its entirety by reference to the Credit Agreement and the Guarantee Agreement, which are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
	(d)	Exhibits
	Exhibit Number	Description
	10.1	Credit Agreement dated as of May 9, 2019 among Macy’s, Inc., Macy’s Retail Holdings, Inc., the lenders party thereto and Bank of America, N.A., as administrative agent
	10.2	Guarantee Agreement dated as of May 9, 2019 among Macy’s, Inc., Macy’s Retail Holdings, Inc. and Bank of America, N.A., as administrative agent

MACY'S, INC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACY'S, INC.

Dated: May 15, 2019	By: /s/ Elisa D. Garcia
Name: Elisa D. Garcia
Title: Executive Vice President, Chief Legal Officer and Secretary